Exhibit 99.1

 Gladstone Capital Corporation Announces Exit of Portfolio Investment

    MCLEAN, Va.--(BUSINESS WIRE)--Sept. 20, 2006--Gladstone Capital Corporation (Nasdaq:GLAD) (the "Company") announced today that it has received total proceeds of approximately $7 million from the exit of Gammill, Inc., a portfolio company, including exit and prepayment fees of $787,000. The prepayment and exit fees will be reported in this quarter as ordinary income for financial reporting purposes according to Accounting Principles Generally Accepted in the United States, and are anticipated to be treated as a capital gain for tax purposes.
    Gladstone Capital is a specialty finance company that invests in debt securities consisting primarily of senior term loans, second lien loans, and senior subordinate loans in small and medium sized businesses. For more information please visit our website at www.GladstoneCapital.com.
    For further information please contact Investor Relations at 703.287.5835.

    This press release may include statements that may constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended, including statements with regard to the future performance of the Company and the closing of any transaction. Words such as "may," "will," "believes," "anticipates," "intends," "expects," "projects," "estimates" and "future" or similar expressions are intended to identify forward-looking statements. These forward-looking statements inherently involve certain risks and uncertainties, although they are based on the Company's current plans that are believed to be reasonable as of the date of this press release. Factors that may cause the Company's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements include, among others, those factors listed under the caption "Risk Factors" in the Company's Form 10-K dated September 30, 2005, as filed with the Securities and Exchange Commission on December 13, 2005, and those factors listed under the caption "Risk Factors" in the Company's Form 10-Q dated June 30, 2006, as filed with the Securities and Exchange Commission on August 1, 2006. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

    CONTACT: Gladstone Capital Corporation
             Kelly Sargent, 703-287-5835